EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       of

                                G2 Ventures, Inc.

________________________________________________________________________________


         I, the undersigned natural person, acting as an incorporator of a corporation (hereinafter referred to as the "Corporation") under the Texas Business Corporation Act, as amended (the "TBCA"), do hereby adopt the following Articles of Incorporation for the Corporation:


                                ARTICLE ONE: NAME
                                -----------------

         The name of the Corporation is G2 Ventures, Inc.

                              ARTICLE TWO: DURATION
                              ---------------------

         The Corporation's period of duration is perpetual.

                             ARTICLE THREE: PURPOSE
                             ----------------------

         The purpose for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the TBCA.

                     ARTICLE FOUR: PREEMPTIVE RIGHTS DENIED
                     --------------------------------------

         No holders of any shares of stock (whether now or hereafter authorized) of the Corporation shall, as such holders, have any preemptive or preferential right to receive, purchase, or subscribe for (i) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) or the Corporation;
(ii) any obligations, evidence of indebtedness, or other securities of the Corporation, whether convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe for, any such unissued or treasury shares; (iii) any right of subscription for or to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (iv) any other securities that may be issued or sold by the Corporation, other than such right or rights (if any) as the Board of Directors of the Corporation, in its sole and absolute discretion, may determine at any time or from time to time.

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                               ARTICLE FIVE: STOCK
                               -------------------

         The Corporation is authorized to issue shares of two classes of stock to be designated "common stock" and "preferred stock." The Corporation is authorized to issue a total number of 200,000,000 common shares; the par value of each share is $0.001, and 1,000,000 preferred shares; the par value of each share is $0.001.

                        ARTICLE SIX: COMMENCING BUSINESS
                        --------------------------------

         The Corporation will not commence business until it has received consideration for the issuance of its stock amounting to $1,000.00 in value consisting of money, labor done, or property actually received, or any combination thereof.

                              ARTICLE SEVEN: VOTING
                              ---------------------

         Except where otherwise provided in these Article of Incorporation or Bylaws of the Corporation, the holders of the common stock shall have exclusive voting rights and powers at shareholders' meetings, including the exclusive right to notice of such shareholders' meetings.

                        ARTICLE EIGHT: CUMULITIVE VOTING
                        --------------------------------

         Cumulative voting for the election of directors is prohibited.

                        ARTICLE NINE: ADOPTION OF BYLAWS
                        --------------------------------

         The Board of Directors of the Corporation shall adopt the initial Bylaws of the Corporation and may thereafter alter, amend, or repeal the Bylaws of the Corporation or may adopt new Bylaws, subject to the shareholders' concurrent right to alter, amend or repeal the Bylaws or to adopt new Bylaws. Any or all Bylaws altered, amended, repealed, or adopted by the shareholders shall not be altered, amended, re-enacted, or repealed by the Board of Directors of the Corporation.

                         ARTICLE TEN: VOTING PERCENTAGES
                         -------------------------------

         Any action of the Corporation that, under the provisions of the TBCA, is required to be authorized or approved by the holders of two-thirds, or any other specified fraction that is in excess of one-half, or any specified percentage that is in excess of 50%, of the outstanding shares of the Corporation shall, notwithstanding any such provision of the TBCA, be deemed effectively and properly authorized or approved if authorized by the vote of a simple majority of the outstanding shares of the corporation. Nothing contained in this Article Ten is intended to require shareholder authorization or approval of any action of the Corporation whatsoever unless such authorization or approval is specifically required by the other provisions of these Article of Incorporation, the Bylaws of the Corporation, or the TBCA. Any action that may

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be taken,  or is  required  by the TBCA to be taken,  at any  annual or  special meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice, and without a vote if a written consent or consents setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that otherwise would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and all of such shares were voted.

                       ARTICLE ELEVEN: INTERESTED PARTIES
                       ----------------------------------

         A contract or transaction between the Corporation and any other Person (as used herein the term "Person" shall mean an individual, firm, trust, estate, partnership, joint venture, association, corporation, political subdivision or instrumentality, or other entity) shall not be affected or invalidated by the fact that (i) any director, officer, or security holder of the Corporation is also a party to, or has a direct or indirect interest in, such contract or transaction; or (ii) any director, officer, or security holder of the Corporation is in any way connected with such other Person or with any of its officers or directors.

         Every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or herself or of any Person in which he or she has any interest, whether or not the interested director's presence at a meeting or his or her vote or votes were necessary to obligate the Corporation in such transaction, if any such interest shall have been disclosed to, or known to, the Corporation's directors or shareholders who shall have approved such transaction.

                         ARTICLE TWELVE: INDEMNIFICATION
                         -------------------------------

         The Corporation shall indemnify and hold harmless directors, officers, employees, and agents of the Corporation, and may purchase and may maintain liability insurance for such persons, as and to the extent permitted by the TBCA.

                      ARTICLE THIRTEEN: REPURCHASE OF STOCK
                      -------------------------------------

         The Corporation is authorized to purchase, directly or indirectly, its own shares of stock to the extent of the unreserved and unrestricted surplus available thereof, without submitting such purchase to a vote of the shareholders of the Corporation.

                      ARTICLE FOURTEEN: AUTHORITY TO BORROW
                      -------------------------------------

         The Board of Directors is expressly authorized, without the consent of the shareholders, except so far as such consent is herein or by law required, to issue and sell or otherwise dispose of, for any purpose, the Corporation's bonds, notes, debentures, or other securities or obligations, upon such terms and for such consideration as the Board of Directors shall deem advisable, and to authorize and cause to be executed mortgages, pledges, charges, and liens upon all or part of the real and personal property rights, interests, and franchises of the Corporation, including contract rights, whether at the time owned or thereafter acquired.

                    ARTICLE FIFTEEN: INITIAL OFFICE AND AGENT
                    -----------------------------------------

         The address of the initial registered office of the Corporation is 14110 N. Dallas Parkway, Suite 365, Dallas, TX 75254, and the name of its initial registered agent as such address is Gust C. Kepler.

                       ARTICLE SIXTEEN: INITIAL DIRECTORS
                       ----------------------------------

         The number of directors constituting the initial Board of Directors of the Corporation is one, and the name and address of the person who is to serve as director until the first annual meeting of shareholders, and until his successor is elected and qualified is:

         NAME                                            ADDRESS
         ----                                            -------

         Gust C. Kepler                                  14110 N. Dallas Parkway
                                                         Suite 365
                                                         Dallas, TX 75254

                         ARTICLE SEVENTEEN: INCORPORATOR
                         -------------------------------

         The name and address of the incorporator is:

         NAME                                            ADDRESS
         ----                                            -------

         Gust C. Kepler                                  14110 N. Dallas Parkway
                                                         Suite 365
                                                         Dallas, TX 75254



         IN WITNESS WHEREOF, I have executed this document as of the 17th day of March, 2003.



                                            ____________________________________
                                            Gust C. Kepler